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                                                                    Exhibit 10.5

                                   MEDEX, INC.

                        NON-EMPLOYEE DIRECTOR RESTRICTED

                              STOCK OPTION PLAN IV

1.       Purpose

         The Medex, Inc. Non-Employee Director Restricted Stock Option Plan IV (the "Plan") is intended to strengthen the ability of Medex, Inc. (the "Company") to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such non-employee directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock, $.01 par value ("Common Stock"). Accordingly, the Company will grant to each non-employee director (the "Optionee") an option (the "Option") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established.

2.       Administration of the Plan

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any agreement or other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. However, no member of the Board shall have authority or discretion in determining the selection of participants, the amount, price, or timing of awards to eligible participants under the plan, all such determinations shall be in accordance with the formula provisions set forth in Section 4 hereof. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

3.       Stock Subject to the Plan

         The shares to be issued under the Plan shall be made available either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

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         Shares issued under the Plan shall be subject to the terms, conditions and restrictions specified in the Plan.

         Subject to the provisions of the succeeding paragraphs of this Section 3, the aggregate number of shares which may be issued under the Plan shall not exceed 135,000 shares.

         If prior to termination of the Plan, Options issued under the Plan shall be reacquired by the Company pursuant to the provisions hereof, such Options shall again become available for issuance under the Plan.

         In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalization or stock dividends, the number of shares which may thereafter be available under the Plan and the number of options held by Optionees and the option exercise price shall be appropriately adjusted so as to reflect any such change.

4.       Eligibility and Grant of Options

         A. An Option to purchase 15,000 shares of the Company's Common Stock shall automatically be granted under the Plan to each serving non-employee director of the Company as of the date of the approval of this Plan by the Employee Benefits Committee of the Board of Directors subject to the restrictions on exercise set out in Section seven (7) hereof and subject to approval of this Plan and the transactions set forth herein by the Board of Directors.

         B. Further, any new non-employee director being first elected (elected for the first time) a director of the Company, following the approval of this Plan by the Board of Directors and during the term of this Plan, shall automatically upon election be granted an option to purchase that number of shares which is determined by multiplying five thousand (5,000) by a number determined by subtracting the year in which the Director is elected from the year 1999, and subject to availability of authorized shares remaining in the Plan. These Options shall also be subject to the restrictions on exercise contained in Section seven (7) hereof.

         C. No non-employee director to whom an Option has been granted or will be granted shall be eligible to receive additional Options under this Plan.

         D. The exercise price for Options granted under this Plan shall be the fair market value of the stock on the date such Option is granted. Subject to approval of this Plan and the terms of the options by the Board of Directors, the date of grant shall be the date this Plan is approved by the Employee Benefits Committee of the Board of Directors or as to a new non-employee director elected subsequent to the approval of the Plan by the Board of Directors,




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the date of grant shall be the date of election to the Board of Directors. The fair market value shall be determined by the "last transaction" price (price of the stock on the last trade) at which shares of the Company's stock are listed in the "NASDAQ National Market System" quotation of the over the counter market at the close of business on the date of granting the option, or if no quotation is made on that date, on the next date such quotation is made.

5.       Non-Transferability of Options

         The term of the Option shall be for a period of ten years from the date of grant. The right of the Optionee to purchase Common Stock through the exercise of the Option, wholly or in part, shall be available to the Optionee at any time during the term of the Option subject to restrictions on exercise contained in Sections five (5) and seven (7) hereof.

         Options under the Plan may not be sold, assigned, pledged, encumbered or otherwise transferred by the Optionee except by will or the Laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or upon approval by the Board of Directors.

         The Option shall be exercisable by the Optionee only while serving as a director or director emeritus of the Company or upon his death or cessation of service as a director or director emeritus of the Company. If the Optionee shall die while serving as a director or director emeritus of the Company, his executor, personal representative or beneficiary shall have the right to exercise the Option at any time within twelve (12) months from the date of death, with respect to the total number of shares as to which he would be entitled to exercise at the date of his death, that is, those shares free of all the restrictions on exercise imposed by Section 7 hereof.

         If the Optionee shall cease to serve as a director or director emeritus of the Company before the Option shall have terminated, the Optionee may exercise the Option within ninety (90) days after the date on which he ceases to serve as a director or director emeritus of the Company, as to those shares which at the close of business on the date of cessation of service as a director or director emeritus are free of all restrictions on exercise imposed by Section 7 hereof.

6.       Exercise of Options

         An Optionee electing to exercise an Option under the Plan shall give written notice to the Company of such election and of the number of shares the Optionee has elected to acquire. Until



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the Optionee has been issued a certificate or certificates for the shares so acquired, the Optionee shall possess no stockholder rights with respect to any such shares.

7. Restrictions on the Exercise of the Options and Sale of Shares Issued for Such Options

         Options granted pursuant to Section 4(A) and Section 4(B) hereof shall not be exercised by the Optionee while serving as a non-employee director or director emeritus except as provided in the following paragraph.

         While serving as a director or director emeritus the restriction against exercise shall lapse cumulatively to the extent of five thousand shares per year, beginning one year from the date of grant and thereafter on each anniversary of the date of grant.

         Upon the occurrence of the earlier of the death of the Optionee or the Optionee's cessation of service as a director and director emeritus of the Company, Options as to which the restrictions on exercise shall not have lapsed under the Plan, shall immediately lapse and revert to the Plan.

         No shares shall be issued upon exercise of Options granted under this Plan prior to the effective date of an Registration Statement for said shares with the Securities and Exchange Commission, which the Company shall undertake to do, or in violation of the requirements of Section 16 of the Securities and Exchange Act of 1934 and the rules thereunder.

         Any questions as to whether and when there has been a cessation of service as a director or director emeritus shall be determined by the Board and its determination of such questions shall be final.

8.       Acceleration of Exercisability on Change in Control

         Upon a Change in Control of the Company, all options theretofore granted and not previously exercisable for any reason shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability.

         For purposes of the Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (A) any "person" ( as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial




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owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Company's then outstanding stock; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) the business of the Company for which the Optionee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of the Company or a sale of all or substantially all the assets of the Corporation.

         A Change in Control shall also be deemed to occur if the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company.

9.       Payment

         The option exercise price shall be payable upon the exercise of the Option and shall be payable in cash, by check or in shares of Medex Common Stock of the Company. If shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value (last transaction price as listed in the "NASDAQ National Market System" quotation) as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the Optionee.

10.      Amendments to the Plan

         The Board of Directors of the Company may terminate or from time to time amend the Plan, provided that no such termination or amendment without the approval of the stockholders of the Company shall:

                  (a) increase the maximum number of shares which may be issued under the Plan in the aggregate or to each individual.

                  (b) Modify the requirements as to eligibility for participation in the Plan.

11.      Termination Date of the Plan

         The Plan shall terminate four years from the date of its approval by the Board of Directors; provided, however, Options granted on or before any termination of the Plan shall remain outstanding and exercisable, in accordance with their respective terms, after the termination of the Plan; and provided, further, that the Plan shall terminate as of the date of the next annual




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shareholders' meeting of the Company if it is not approved by a majority of the total votes cast on the proposal in person or by proxy.


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